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NEWS RELEASE                                                 [FLAG TELECOM LOGO]
MEDIA                                       INVESTORS
FLAG Telecom                                FLAG Telecom
Ben Banta (+44 20 7478 9745)                Catherine Nash (+44 20 7317 0894)
Bbanta@flagtelecom.com                      cnash@flagtelecom.com

Sloane & Company (USA)                      Sloane & Company
Dan O'Connor (+1 212 446 1865)              Charles Southworth (+1 212 446 1892)
Porter Novelli (Asia, Middle East, Europe)
Emma Greig  (+44 20 7853 2224)



                     FLAG TELECOM APPOINTS NEW BOARD MEMBER

Bermuda, 24 January 2002 - FLAG Telecom (Nasdaq: FTHL; LSE: FTL), a leading global network services provider and independent carriers' carrier, today announced the appointment of Osama Jamjoom, Managing Director of Dallah Telecom, as a Director of the Company. Mr. Jamjoom replaces Mr. Adnan Omar as the designated director of Rathburn Limited, a subsidiary of Dallah Al-Baraka Holding Company, to the Board of FLAG Telecom.

Mr. Jamjoom joins the current FLAG Telecom Board of Directors, whose members include:

o   Andres Bande, CEO and Chairman, FLAG Telecom
o   Edward McCormack, Chief Operating Officer, FLAG Telecom
o   Umberto Silvestri, Former Chairman, Telecom Italia
o   Thomas Bartlett, President, Verizon Global Solutions, Inc.
o   Soopakij Chearavanont, President, Telecom Holding Co., Ltd.
o   Theodore Schell, General Partner, Apax Partners, Inc.
o   Adnan Omar, President, FLAG Telecom Development Services Company LLC

Andres Bande commented, "We are very pleased to add Osama Jamjoom to our distinguished Board of Directors. His global telecommunications experience, and specifically his experience in the Middle East, will be extremely beneficial to FLAG Telecom as we build upon our network and continue to focus on serving emerging markets around the world."

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"I look forward to helping shape the future of FLAG Telecom," said Mr. Jamjoom.
"The company has a large and well-established customer base, strong business fundamentals and excellent prospects to lead the carriers' carrier market."

Mr. Jamjoom is currently Managing Director for Dallah Telecom in Jeddah, Saudi Arabia. Dallah Telecom is a holding company that manages telecommunications investments for Dallah Al-Baraka, a multi-national investment company and founding investor in FLAG Telecom. Mr. Jamjoom also serves on the boards of various companies within the Dallah Group.

He received a Bachelor of Science degree in mechanical engineering from King Abdul Aziz University, Jeddah Saudi Arabia. He also received a Master's degree in Industrial Engineering with a concentration on Engineering Management from Northeastern University in Boston, Massachusetts.

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ABOUT FLAG TELECOM
FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. FLAG Telecom has the following cable systems in operation or under development: FLAG Europe-Asia, FLAG Atlantic-1 and FLAG North Asian Loop. Leveraging this unique network, FLAG Telecom's Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are: Verizon Communications Inc., Dallah Albaraka Group and Tyco International Ltd. Recent news releases and information are on FLAG Telecom's website at: www.flagtelecom.com


FORWARD LOOKING STATEMENT
Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those statements relating to the building of a global network, the focus on serving emerging markets around the world and the prospects to lead the carriers' carrier market. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.